UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2010
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of Kimberly-Clark Corporation (the “Company”) was held on Thursday, April 29, 2010, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

The final results of voting on each of the matters submitted to a vote of security holders at the 2010 Annual Meeting are as follows:

1.
Stockholders elected each of the Company’s 12 nominees for director to serve for a term to expire at the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John R. Alm	301,944,808	1,139,622	636,065	55,006,540
Dennis R. Beresford	288,395,367	14,710,680	614,448	55,006,540
John F. Bergstrom	295,642,706	7,374,019	703,770	55,006,540
Abelardo E. Bru	298,233,510	4,855,263	631,722	55,006,540
Robert W. Decherd	294,963,485	8,127,065	629,945	55,006,540
Thomas J. Falk	294,595,062	8,488,626	636,807	55,006,540
Mae C. Jemison, M.D.	299,663,291	3,451,017	606,187	55,006,540
James M. Jenness	299,838,841	3,265,838	615,816	55,006,540
Ian C. Read	300,337,121	2,780,471	602,903	55,006,540
Linda Johnson Rice	296,583,938	6,546,851	589,706	55,006,540
Marc J. Shapiro	301,337,103	1,754,645	628,746	55,006,540
G. Craig Sullivan	301,822,478	1,302,839	595,177	55,006,540

2.	Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2010, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
353,239,260	4,486,448	1,001,327	0

3.	Stockholders did not approve a stockholder proposal regarding special shareholder meetings, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,745,063	165,797,744	2,177,688	55,006,540

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: April 30, 2010	By: /s/: John W. Wesley
John W. Wesley
Vice President and Secretary